Exhibit 99.1

Teladoc Announces Proposed Offering of $200 Million of Convertible Senior Notes due 2022

PURCHASE, NY, June 20, 2017 (GLOBE NEWSWIRE) — Teladoc, Inc. (NYSE:TDOC) today announced its intention to offer, subject to market conditions and other factors, $200 million aggregate principal amount of Convertible Senior Notes due 2022 (the “Notes”) in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering of the Notes, Teladoc expects to grant the initial purchaser of the Notes an option to purchase up to an additional $30 million aggregate principal amount of Notes on the same terms and conditions solely to cover over-allotments.

Teladoc intends to use the proceeds from the offering to finance a portion of the cash consideration payable in connection with Teladoc’s previously announced acquisition of Best Doctors Holdings, Inc. (the “Acquisition”), to refinance existing indebtedness and to pay related fees and expenses. Any remaining proceeds will be used for working capital purposes or other general corporate purposes.

The Notes will be unsecured, senior obligations of Teladoc, and interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2017. Prior to June 15, 2022, the Notes will be convertible only under certain circumstances and during certain periods. On or after June 15, 2022, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Except as described in the immediately following sentence, Teladoc may not redeem the Notes prior to December 22, 2020. If the Acquisition is not consummated by August 12, 2017 (or Teladoc’s board of directors reasonably determines in good faith that the Acquisition will not be consummated by such date), or if the agreement and plan of merger with respect to the Acquisition is terminated, Teladoc may, at its option, redeem all (but not less than all) of the Notes, in cash, on a redemption date occurring on or prior to November 13, 2017 at a redemption price equal to 101% of the principal amount of the Notes plus a premium determined based on the price of Teladoc’s common stock prior to the redemption date. On or after December 22, 2020, Teladoc may redeem, for cash, all or part of the Notes if the last reported sale price of its common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days.

Teladoc will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. Final terms of the Notes, including interest rate, conversion rate and other terms, will be determined at the time of pricing.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  Neither the Notes nor any shares of Teladoc’s common stock issuable upon conversion of the Notes have been or will be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Teladoc, Inc.

Teladoc, Inc. (NYSE:TDOC) is the nation’s first and largest telehealth platform. Recognized by MIT Technology Review as one of the “50 Smartest Companies,” Teladoc is forging a new healthcare experience with an innovative portfolio of virtual care delivery solutions.  Currently, Teladoc serves some 7,500 clients — from payers to providers to employers — and more than 20 million members who connect within minutes to Teladoc’s network of more than 3,100 board-certified, state-licensed physicians and therapists, 24/7. Teladoc’s services and solutions marry a highly engaging consumer experience with the latest in data & analytics, and a highly flexible technology platform. Teladoc has delivered more than 2.5 million medical visits for general medical, dermatology, counseling, psychiatry, sexual health, and tobacco cessation.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Teladoc, Best Doctors Holdings, Inc., the Acquisition, the financing for the Acquisition and other matters. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements Teladoc makes regarding its financing plans (including statements related to the offering of the Notes), the Acquisition, future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on Teladoc’s future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Teladoc’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Teladoc or Best Doctors Holdings, Inc. Teladoc’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause Teladoc’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the Acquisition, including failure to obtain applicable regulatory approvals in a timely manner or at all, integration risks, exposure to international operations, the financing thereof (including the offering of the Notes) and failure to achieve the anticipated benefits of the Acquisition; (ii) changes in laws and regulations applicable to Teladoc’s business model; (iii) changes in market conditions and receptivity to Teladoc’s services and offerings; (iv) results of litigation; (iv) the loss of one or more key clients; and (v) changes to Teladoc’s abilities to recruit and retain qualified providers into Teladoc’s network. For a detailed discussion of the risk factors that could affect Teladoc’s actual results, please refer to the risk factors identified in Teladoc’s filings with the Securities and Exchange Commission, including, but not limited to Teladoc’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Any forward-looking statement made by Teladoc in this press release is based only on information currently available to Teladoc and speaks only as of the date on which it is made. Teladoc undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Investors:
Jisoo Suh
914-265-6706
jsuh@teladoc.com

Media:
Courtney McLeod
 914-265-6789
cmcleod@teladoc.com